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                                                                     Exhibit 8.1


                                 BAKER & DANIELS
                      300 NORTH MERIDIAN STREET, SUITE 2700
                           INDIANAPOLIS, INDIANA 46204
                               TEL: (317) 237-0300
                               FAX: (317) 237-1000

May 11, 2004


Anthem, Inc.
120 Monument Circle
Indianapolis, IN 46204

            Re: Anthem, Inc./WellPoint Health Networks Inc. Merger

Ladies and Gentlemen:

      We have acted as counsel to Anthem, Inc. ("Anthem"), an Indiana corporation, in connection with the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), effective as of October 26, 2003, by and among Anthem, Anthem Holding Corp., a wholly owned direct subsidiary of Anthem, and WellPoint Health Networks Inc., a Delaware corporation ("WellPoint"), pursuant to which WellPoint will be merged with and into Anthem Holding Corp. with Anthem Holding Corp. surviving (the "Merger"), on the terms and conditions set forth in the Merger Agreement. The time at which the Merger becomes effective is hereafter referred to as the "Effective Time." For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement. This opinion is being delivered in connection with Anthem's Registration Statement on Form S-4 relating to the Merger (the "Registration Statement") to which this opinion appears as an exhibit.

      In acting as counsel to Anthem in connection with the Merger, we have, in preparing our opinion, as hereinafter set forth, participated in the preparation of the Merger Agreement and the preparation and filing of the Registration Statement.

      In rendering this opinion, we have assumed that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iii) the representations made by Anthem and WellPoint for purposes of this opinion are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

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Anthem, Inc.                            -2-                         May 11, 2004


      We have examined the documents referred to above and the originals, or duplicates or certified or conformed copies, of such records, documents, certificates or other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

      Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations, administrative interpretations, and judicial precedents as of the date hereof. If there is any subsequent change in the applicable law or regulations, if there are subsequently any new applicable administrative or judicial interpretations of the law or regulations, or if there are any changes in the facts or circumstances surrounding the Merger, the opinion expressed herein may become inapplicable.

      Subject to the foregoing and the qualifications and limitations stated herein, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER".

      We express our opinion herein only as to those matters of United States federal income taxation specifically set forth under the caption "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER" in the Registration Statement and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation.

      We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, and to the references to our firm name therein. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,

                                       /s/ Baker & Daniels